Exhibit 99.1

International Rectifier Reports First Quarter Fiscal Year 2015 Results

EL SEGUNDO, Calif.—(BUSINESS WIRE)—October 29, 2014— International Rectifier Corporation (NYSE:IRF) today announced financial results for the first quarter (ended September 28, 2014) of its fiscal year 2015.

On August 20, 2014, International Rectifier Corporation entered into a definitive agreement with Infineon Technologies AG under which Infineon has agreed to acquire International Rectifier for $40 per share in an all-cash transaction valued at approximately $3.0 billion.  In anticipation of this transaction which is expected to close late in the calendar year 2014 or early in the calendar year 2015 subject to regulatory approvals, International Rectifier will not conduct a first quarter results conference call nor issue financial guidance for the upcoming quarter.  International Rectifier has also suspended its share repurchase program.

Revenue for the September quarter was $287.0 million, a 3.6% decrease compared to $297.6 million in the prior quarter and a 6.4% increase from $269.8 million in the prior year quarter.  GAAP net income for the first quarter was $25.9 million, or $0.36 per fully diluted share compared to GAAP net income of $12.9 million, or $0.18 per fully diluted share, in the prior quarter and GAAP net income of $8.7 million, or $0.12 per fully diluted share in the prior year quarter.

First quarter 2015 GAAP net income included a gain of $13.0 million from the sale of an investment and $8.3 million of merger-related costs.  A reconciliation of these Non-GAAP items and additional items, to the Company’s reported net income, gross margin (referred to as gross profit in attached schedules) and operating income in accordance with U.S. GAAP are set forth in the attached schedules below.

GAAP gross margin for the first quarter was 37.9% compared to 35.6% in the prior quarter and 35.3% in the prior year quarter.  GAAP operating income for the first quarter was $18.0 million compared to GAAP operating income of $20.7 million in the prior quarter and GAAP operating income of $16.4 million in the prior year quarter.

Cash, cash equivalents and marketable investments increased $49.9 million during the first quarter and totaled $660.3 million at the end of the first quarter, including restricted cash of $1.3 million.

Cash provided by operating activities for the quarter was $65.2 million and free cash flow was $53.2 million for the quarter.

Non-GAAP Results

Non-GAAP net income for the first quarter was $24.3 million, or $0.34 per fully diluted share compared to non-GAAP net income of $21.9 million, or $0.30 per fully diluted share in the prior quarter and non-GAAP net income of $15.1 million, or $0.21 per fully diluted share in the prior year quarter.

Non-GAAP gross margin for the first quarter was 38.1% compared to non-GAAP gross margin of 35.7% in the prior quarter and non-GAAP gross margin of 35.5% in the prior year quarter.  Non-GAAP operating income for the first quarter was $28.9 million compared to non-GAAP operating income of $24.3 million in the prior quarter and non-GAAP operating income of $19.8 million in the prior year quarter.

The non-GAAP results the Company provides exclude the effects of accelerated depreciation, merger-related costs, restructuring costs, amortization of intangibles, a gain from the sale of an investment, the associated net tax effects of these items, and discrete tax provisions and benefits. The Company excludes any tax provisions (benefits) that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability.

A reconciliation of these non-GAAP measures to the Company’s reported net income (loss), gross margin (referred to as gross profit in attached schedules) and operating income (loss) in accordance with U.S. GAAP are set forth in the attached schedules below.

Segment Table Information/Customer Segments

The business segment tables included with this release for the Company’s fiscal quarters ended September 28, 2014, June 29, 2014, and September 29, 2013, respectively, reconcile revenue and gross margin for the Company’s segments to the consolidated total amounts of such measures for the Company.

Quarterly Report on Form 10-Q

The Company expects to file its Quarterly Report on Form 10-Q for the first quarter of the 2015 fiscal year with the Securities and Exchange Commission on Wednesday, October 29, 2014.  This financial report will be available for viewing and download at http://investor.irf.com.

About International Rectifier

International Rectifier Corporation (NYSE:IRF) is a world leader in power management technology. IR’s analog, digital, and mixed signal ICs, and other advanced power management products, enable high performance computing and save energy in a wide variety of business and consumer applications.  Leading manufacturers of computers, energy efficient appliances, lighting, automobiles, satellites, aircraft, and defense systems rely on IR’s power management solutions to power their next generation products. For more information, go to www.irf.com.

Forward-Looking Statements:

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate.  These forward-looking statements involve risks, uncertainties and assumptions.  When we use words such as “believe,” “expect,” “anticipate,” “will”, “outlook” or similar expressions, we are making forward-looking statements.  Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give readers any assurance that such expectations will prove correct.  The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond our control.  Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, lower than expected demand or greater than expected order cancellations arising from a decline or volatility in general market and economic conditions; reduced margins from lower than expected factory utilization, higher than expected costs and customer shifts to lower margin products; changes in the timing or amount of costs associated with, or disruptions caused by, our restructuring initiatives; our ability to implement our restructuring initiatives as planned and achieve the anticipated benefits, which may be affected by, among other things: customer requirements, changes in business conditions and/or operational needs, retention of key employees, governmental regulations, delays and increased costs; unexpected costs or delays in implementing our plans to secure and qualify external manufacturing capacity for our products, including the purchase and installation of additional manufacturing equipment; delays in implementing our production ramp-up of our wafer thinning manufacturing facility in Singapore; the effects of longer lead times for certain products on meeting demand and any inability by us to timely satisfy customer demand; the effects of manufacturing quality issues and customer claims; the adverse impact of regulatory, investigative and legal actions, among them, current and potential future U.S. economic sanctions; increased competition in the highly competitive semiconductor business that could adversely affect the prices of our products or our ability to secure additional business; the effects of manufacturing, operational and vendor disruptions, and capacity restrictions imposed by our vendors; unexpected delays and disruptions in our supply, manufacturing and delivery efforts due to, among other things, supply constraints, equipment malfunction or natural disasters; delays in launching new technology products; our ability to maintain current intellectual property licenses and obtain new intellectual property licenses; costs arising from pending and threatened litigation or claims; volatility or deterioration of capital markets; the effects of natural disasters; the risk that the transaction with Infineon Technologies AG will not close or that the closing may be delayed; the possibility that the conditions to the closing of the transaction with Infineon Technologies AG may not be satisfied; the risk that competing offers to the transaction with Infineon Technologies AG will be made; the outcome of any legal proceedings related to the transaction with Infineon Technologies AG; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement entered into with Infineon Technologies AG; general economic conditions; conditions in the markets Infineon Technologies AG and International Rectifier are engaged in; behavior of customers, suppliers and competitors (including their reaction to the transaction); and other uncertainties disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q.

INTERNATIONAL RECTIFIER CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended
	September 28, 2014	June 29, 2014	September 29, 2013
Revenues	$286,988	$297,587	$269,750
Cost of sales	178,190	191,789	174,439
Gross profit	108,798	105,798	95,311
Selling, general and administrative expense	54,393	48,816	43,750
Research and development expense	34,392	33,179	32,173
Amortization of acquisition-related intangible assets	1,555	1,555	1,630
Asset impairment, restructuring and other charges	499	1,597	1,402
Operating income	17,959	20,651	16,356
Other (income) expense, net	(13,319)	251	762
Interest income, net	(12)	(10)	(1)
Income before income taxes	31,290	20,410	15,595
Provision for income taxes	5,360	7,461	6,872
Net income	$25,930	$12,949	$8,723

Net income per common share:
Basic	$0.36	$0.18	$0.12
Diluted	$0.36	$0.18	$0.12
Weighted average common shares outstanding:
Basic	71,575	71,208	70,830
Diluted	72,973	72,874	71,664

INTERNATIONAL RECTIFIER CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 28, 2014	June 29, 2014	September 29, 2013
ASSETS
Current assets:
Cash and cash equivalents	$658,989	$588,922	$468,120
Restricted cash	599	635	629
Short-term investments	—	20,114	10,005
Trade accounts receivable, net of allowances	145,153	161,723	151,702
Inventories	233,985	230,011	243,754
Current deferred tax assets	2,051	2,145	5,002
Prepaid expenses and other current assets	29,092	26,675	35,040
Total current assets	1,069,869	1,030,225	914,252
Restricted cash	737	739	739
Property, plant and equipment, net	377,687	391,765	419,289
Goodwill	52,149	52,149	52,149
Acquisition-related intangible assets, net	13,948	15,503	20,293
Long-term deferred tax assets	29,039	31,183	29,402
Other assets	41,919	43,976	61,341
Total assets	$1,585,348	$1,565,540	$1,497,465
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$91,808	$86,256	$88,521
Accrued income taxes	5,282	2,946	2,033
Accrued salaries, wages and commissions	47,699	47,750	40,980
Current deferred tax liabilities	346	348	—
Other accrued expenses	77,351	72,968	79,456
Total current liabilities	222,486	210,268	210,990
Long-term deferred tax liabilities	7,816	7,817	8,649
Other long-term liabilities	19,578	19,809	24,709
Total liabilities	249,880	237,894	244,348
Commitments and contingencies
Stockholders’ equity:
Common stock	78,311	78,192	77,287
Capital contributed in excess of par value	1,106,868	1,097,665	1,081,889
Treasury stock, at cost	(125,785)	(125,785)	(113,175)
Retained earnings	286,528	260,598	210,588
Accumulated other comprehensive (loss) income	(10,454)	16,976	(3,472)
Total stockholders’ equity	1,335,468	1,327,646	1,253,117
Total liabilities and stockholders’ equity	$1,585,348	$1,565,540	$1,497,465

INTERNATIONAL RECTIFIER CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended
	September 28, 2014	June 29, 2014	September 29, 2013
	(Unaudited)	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$25,930	$12,949	$8,723
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,375	21,817	22,073
Amortization of acquisition-related intangible assets	1,555	1,555	1,630
(Gain) loss on disposal of fixed assets	(7)	(444)	15
Impairment of long-lived assets	1,157	80	—
Stock compensation expense	8,079	6,467	6,862
Gain on sale of investments	(12,997)	—	(36)
Provision for inventory write-downs	3,971	1,273	1,615
(Gain) loss on derivatives	(186)	276	362
Deferred income taxes	718	1,412	4,997
Tax benefit from stock-based awards	—	219	—
Changes in operating assets and liabilities, net	14,209	25,690	(21,194)
Other	1,347	(999)	(237)
Net cash provided by operating activities	65,151	70,295	24,810
Cash flows from investing activities:
Additions to property, plant and equipment	(11,993)	(8,275)	(11,918)
Proceeds from sale of property, plant and equipment	11	978	25
Sales of investments	19,997	—	36
Maturities of investments	—	—	1,000
Release from restricted cash	15	13	8
Net cash provided by (used in) investing activities	8,030	(7,284)	(10,849)
Cash flows from financing activities:
Proceeds from exercise of stock options	1,401	1,508	8,972
Purchase of treasury stock	—	(10,012)	—
Net settlement of restricted stock units for tax withholdings	(158)	(8,273)	(1,089)
Net cash provided by (used in) financing activities	1,243	(16,777)	7,883
Effect of exchange rate changes on cash and cash equivalents	(4,357)	1,400	2,786
Net increase in cash and cash equivalents	70,067	47,634	24,630
Cash and cash equivalents, beginning of period	588,922	541,288	443,490
Cash and cash equivalents, end of period	$658,989	$588,922	$468,120

For the three months ended September 28, 2014, June 29, 2014, and September 29, 2013, revenue and gross margin by reportable segments were as follows (in thousands, except percentages):

	Three Months Ended
	September 28, 2014			June 29, 2014			September 29, 2013
Business Segment	Revenues	Percentage of Total	Gross Margin	Revenues	Percentage of Total	Gross Margin	Revenues	Percentage of Total	Gross Margin
Power management devices	$101,419	35.3%	33.9%	$110,255	37.0%	33.8%	$101,966	37.8%	30.9%
Energy saving products	52,926	18.4	25.5	58,556	19.7	26.9	50,497	18.7	32.8
Automotive products	36,790	12.8	28.1	38,918	13.1	26.3	36,463	13.5	32.4
Enterprise power	36,204	12.6	43.3	36,446	12.2	39.5	32,249	12.0	37.4
HiRel	59,334	20.7	58.3	53,091	17.8	52.5	48,333	17.9	47.9
Customer segments total	286,673	99.9	37.8	297,266	99.9	35.5	269,508	99.9	35.3
Intellectual property	315	0.1	100.0	321	0.1	100.0	242	0.1	100.0
Consolidated total	$286,988	100.0%	37.9%	$297,587	100.0%	35.6%	$269,750	100.0%	35.3%

For the three months ended September 28, 2014, June 29, 2014, and September 29, 2013, stock-based compensation was as follows (in thousands):

	Three Months Ended
	September 28, 2014	June 29, 2014	September 29, 2013
Cost of sales	$1,691	$1,302	$1,248
Selling, general and administrative expense	4,228	3,260	3,527
Research and development expense	2,160	1,905	2,087
Total stock-based compensation expense	$8,079	$6,467	$6,862

INTERNATIONAL RECTIFIER CORPORATION AND SUBSIDIARIES

NON-GAAP RESULTS

(In thousands, except per share and gross profit-percentage data)

Reconciliation of GAAP to Non-GAAP Gross Profit:

	Three Months Ended
	September 28, 2014	June 29, 2014	September 29, 2013
GAAP Gross profit	$108,798	$105,798	$95,311
Adjustments to reconcile GAAP to Non-GAAP gross profit:
Accelerated depreciation	611	509	427
Non-GAAP gross profit	$109,409	$106,307	$95,738
Non-GAAP gross profit-percentage	38.1%	35.7%	35.5%

Reconciliation of GAAP to Non-GAAP Operating Income:

	Three Months Ended
	September 28, 2014	June 29, 2014	September 29, 2013
GAAP Operating income	$17,959	$20,651	$16,356
Adjustments to reconcile GAAP to Non-GAAP operating income:
Accelerated depreciation	611	509	427
Costs related to potential merger with Infineon	8,261	—	—
Amortization of acquisition-related intangible assets	1,555	1,555	1,630
Asset impairment, restructuring and other charges	499	1,597	1,402
Non-GAAP operating income	$28,885	$24,312	$19,815

INTERNATIONAL RECTIFIER CORPORATION AND SUBSIDIARIES

NON-GAAP RESULTS

(In thousands, except per share and gross profit-percentage data)

Reconciliation of GAAP to Non-GAAP Net Income:

	Three Months Ended
	September 28, 2014	June 29, 2014	September 29, 2013
GAAP Net income	$25,930	$12,949	$8,723
Adjustments to reconcile GAAP to Non-GAAP net income:
Accelerated depreciation	611	509	427
Costs related to potential merger with Infineon	8,261	—	—
Amortization of acquisition-related intangible assets	1,555	1,555	1,630
Asset impairment, restructuring and other charges	499	1,597	1,402
Gain on sale of equity security	(12,997)	—	—
Tax expense of discrete items and other tax adjustments	482	5,319	2,962
Non-GAAP net income	$24,341	$21,929	$15,144

GAAP net income per common share — basic	$0.36	$0.18	$0.12
Non-GAAP adjustments per above	(0.02)	0.13	0.09
Non-GAAP net income per common share—basic	$0.34	$0.31	$0.21

GAAP net income per common share — diluted	$0.36	$0.18	$0.12
Non-GAAP adjustments per above	(0.02)	0.12	0.09
Non-GAAP net income per common share—diluted	$0.34	$0.30	$0.21

Weighted average common shares outstanding—basic	71,575	71,208	70,830
Weighted average common shares outstanding—diluted	72,973	72,874	71,664

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance. These supplemental measures exclude, among other things, accelerated depreciation, charges related to the amortization of acquisition-related intangible assets, the impact of asset impairment, restructuring and other charges. We also exclude tax provisions (benefits) that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability in addition to tax adjustments related to non-GAAP operating income (loss) adjustments.

We use non-GAAP measures to evaluate the performance of our core businesses and to estimate future core performance. Since we find these measures to be useful, we believe that investors will benefit from seeing non-GAAP measures in addition to seeing our GAAP results. This information facilitates our internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles and asset impairment, restructuring and other charges can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of non-GAAP adjustments, investors should understand that the excluded items can be expenses and charges that impact the

Company’s total cash balance. To gain a complete picture of all effects on the Company’s profit and loss from any and all events, management does (and investors should) consider only the GAAP income statement and the other financial measures. The non-GAAP numbers focus instead upon the core business of the Company, which is only a subset, albeit an important one, of the Company’s performance, and should not be relied upon by investors.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different (and contain different inclusions and exclusions as compared to GAAP information) from the non-GAAP information provided by other companies and therefore are not being provided for the purpose of comparisons with other companies.

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Company contact:

Investors

Chris Toth

310.252.7731

Media

Sian Cummins

310.252.7148